UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 19, 2020

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255, Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (786) 483-1757

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01 Regulation FD Disclosure.

As set forth in the letter on Exhibit 99.1, Professional Holding Corp. (the “Company”) has established a new e-mail subscription service which is available at the Investor Relations section of its website. As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Investors and others should note that the Company routinely uses its Investor Relations website to post presentations to investors and other important information, including data that may be deemed material to investors. Accordingly, the Company encourages investors and others interested in the Company to review the information that it shares at www.proholdco.com. Interested parties may register to receive automatic email alerts when presentations and other information are posted to the Investor Relations website by clicking on “Subscribe to Email Alerts" at www.proholdco.com and following the instructions provided.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter to Shareholders Announcing the Company’s New E-Mail Subscription Service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2020

Professional Holding Corp.

By:	/s/ Michael C. Sontag
Name: Michael C. Sontag Title: Secretary